Exhibit 10.18a

LOAN EXTENSION AGREEMENT

THIS LOAN EXTENSION AGREEMENT (this “Agreement”) is made on the _9th___ day of September 2025 (the “Effective Date”) by and between Mannatech, Incorporated, an entity organized and existing under the laws of the State of Texas, (the “Borrower”) and J. Stanley Fredrick (the “Lender”).

RECITALS

A.         Whereas, Lender made a loan in the original principal amount of $1,000,000.00 (the “Loan”) to Borrower, pursuant to that certain Loan Agreement and Promissory Note dated April 23, 2024, by and between Borrower and Lender (the “Promissory Agreement”);

B.       Whereas, Lender has agreed to extend the maturity date of the Loan; and

C.       Whereas, All capitalized terms not defined herein shall have the same meaning as set forth in the Promissory Agreement.

NOW, THEREFORE, the undersigned parties, in consideration of the mutual covenants contained herein and for the good and valuable consideration, the sufficiency of which is hereby acknowledged, agree as follows:

1.

The maturity date on which the entire principal balance as well as any accrued and unpaid interest and any other sums required to be paid thereunder shall be due and payable is extended from September 30, 2026 to March 31, 2027 (the “Extension Term”).

2.	All other terms, conditions, and provisions contained in the Promissory Agreement remain unchanged and in full force and effect.

3.

If any one or more of the provisions contained in this Agreement is determined to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired.

4.	This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which, when taken together, will constitute one and the same instrument.

BORROWER: MANNATECH, INCORPORATED By: /s/ James Clavijo________ Name: James Clavijo Title: CFO	LENDER: By: /s/ J. Stanley Fredrick_________ Name: J. Stanley Fredrick